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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Hurco Companies, Inc.
Indianapolis, Indiana



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 1, 1995, except with respect to the matters discussed in Notes 4 and 12 as to which the date is January 26, 1996, included in the Company's Form 10-K, for the year ended October 31, 1995, and to all references to our Firm included in this registration statement.


                              /s/ Arthur Andersen LLP
                              ARTHUR ANDERSEN LLP



Indianapolis, Indiana
June 3, 1996